UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2023

EVmo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39132	81-3028414
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2301 North Sepulveda Boulevard Manhattan Beach, California	90266
(Address of registrant’s principal executive offices)	(Zip code)

(310) 926-2643

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None.	None.	None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(b)

On January 4, 2023, Harbant S. Sidhu submitted his resignation from the board of directors (the “Board”) of EVmo, Inc., a Delaware corporation (the “Company”), effective immediately. Mr. Sidhu had served as a director of the Company since October 2017. His resignation was not the result of a disagreement with the Company regarding its operations, policies or practices.

The Board will initiate a search for a successor to Mr. Sidhu in the first quarter of 2023.

Item 502(c)

Effective January 3, 2023, Michael Harris was appointed Chief Operating Officer (“COO”) of the Company. Mr. Harris, who had previously served as the Company’s Executive Vice President, Operations and Engineering, succeeds Gregory Miller, who resigned as COO in August 2022. The Board approved and ratified Mr. Harris’s promotion to COO at a meeting held on November 29, 2022.

Mr. Harris, 42, joined the Company in March 2021 as Vice President of Engineering. Prior to then, he worked at OnTrac for over five years as senior manager of industrial engineering and for 12 years at FedEx Ground Shipping as an engineering manager. Mr. Harris holds a bachelor of science degree from West Virginia University and a Master of Business Administration from Mount St. Mary’s University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2023	EVmo, Inc.

	By:	/s/ Stephen M. Sanchez
	Name:	Stephen M. Sanchez
	Title:	Chief Executive Officer